                                                                 EXHIBIT e(2)(b)

                                 AMENDMENT NO. 1
                                       TO
                           FIRST AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)

         The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated December 31, 2000, by and between AIM International Funds, Inc., a Maryland corporation, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                          AIM INTERNATIONAL FUNDS, INC.


CLASS B SHARES

AIM Asia Pacific Growth Fund
AIM European Growth Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM International Growth Fund"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: July 1, 2002

                                      AIM INTERNATIONAL FUNDS, INC.


Attest: /s/ P. MICHELLE GRACE          By: /s/ ROBERT H. GRAHAM
        -------------------------         -------------------------------------
        Assistant Secretary               Robert H. Graham
                                          President

                                      A I M DISTRIBUTORS, INC.


Attest: /s/ P. MICHELLE GRACE          By: /s/ MICHAEL J. CEMO
        -------------------------         -------------------------------------
        Assistant Secretary               Michael J. Cemo
                                          President